SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – January 16, 2007

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2007, Carey Agri International Poland Sp. z o.o. (“Carey Agri”), a wholly-owned subsidiary of Central European Distribution Corporation (the “Company”), entered into an amendment (the “Amendment”) to its multipurpose credit line agreement (the “Credit Facility”) and bank guarantee (the “Bank Guarantee”) with Fortis Bank SA/NV, Austrian Branch (“Fortis Bank”) in connection with a new tender offer (the “Tender Offer”) in Poland by Carey Agri to purchase up to 2.86 million shares of Polmos Bialystok S.A.

The Amendment extends the maturity date of the Credit Facility to April 16, 2007 from February 15, 2007 and the expiration date of the Bank Guarantee from February 1, 2007 to March 31, 2007.

A copy of the Amendment is filed as exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Annex 1 to Multipurpose Credit Line Agreement and Bank Guarantee by and between Fortis Bank SA/NV and Carey Agri International Poland Sp. z o.o. dated January 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and Chief Financial Officer

Date: January 22, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Annex 1 to Multipurpose Credit Line Agreement and Bank Guarantee by and between Fortis Bank SA/NV and Carey Agri International Poland Sp. z o.o. dated January 16, 2007